Exhibit 4.2

FIRST AMENDMENT TO TAX BENEFITS PRESERVATION PLAN

This First Amendment to Tax Benefits Preservation Plan (this “Amendment”), dated as of March 27, 2018 (the “Effective Date”), is by and between Rite Aid Corporation, a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, a company having its principal offices in Philadelphia, Pennsylvania (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, the Company is party to a Tax Benefits Preservation Plan, dated as of January 3, 2018 (the “Agreement”), with the Rights Agent;

WHEREAS, pursuant to Section 27 of the Agreement, prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of shares of Common Stock;

WHEREAS, the board of directors of the Company has determined that it is in the best interests of the Company and its stockholders to amend the Agreement on the terms set forth herein;

WHEREAS, the Company hereby directs the Rights Agent to enter into this Amendment; and

WHEREAS, the Company has delivered to the Rights Agent a certificate from an Appropriate Officer of the Company, which states that this Amendment is in compliance with the terms of Section 27 of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

Section 1.                                           Amendment of Section 1 of the Agreement.  Paragraph (w) of Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“(w)                         “Final Expiration Date” shall mean 5:00 P.M., New York City time, on March 27, 2018.”

Section 2.                                           Amendment of Exhibit C to the Agreement.  Clause (i) of the fifth paragraph of Exhibit C to the Agreement is hereby amended and restated in its entirety as follows:

“(i) 5:00 P.M. (New York City time) on March 27, 2018,”

Section 3.                                           No Other Amendment; Effect of Amendment.  The parties hereto hereby acknowledge and agree that, except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.  This

Amendment is an amendment to the Agreement and shall become effective on the Effective Date.  All references to the Agreement shall, from and after the Effective Date, be deemed to be references to the Agreement as amended hereby.

Section 4.                                           Further Assurances.  Each of the parties to this Amendment shall reasonably cooperate and take such action as may reasonably be requested by the other party in order to carry out the provisions and purposes of this Amendment, the Agreement as amended by this Amendment and the transactions contemplated hereby and thereby.

Section 5.                                           Severability.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if any excluded term, provision, covenant or restriction shall affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

Section 6.                                           Governing Law.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 7.                                           Execution in Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 8.                                           Descriptive Headings.  Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 9.                                           Defined Terms.  Except as otherwise expressly provided herein, all capitalized terms used herein shall have the meanings assigned to them in the Agreement, as amended hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and effective as of the day and year above written.

RITE AID CORPORATION

By:	/s/ James J. Comitale
	Name:	James J. Comitale
	Title:	Senior Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO FIRST AMENDMENT TO TAX BENEFITS PRESERVATION PLAN]

BROADRIDGE CORPORATE ISSUER SOLUTIONS

By:	/s/ Dorothy J. Flynn
	Name:	Dorothy J. Flynn
	Title:	SR VP and GM

[SIGNATURE PAGE TO FIRST AMENDMENT TO TAX BENEFITS PRESERVATION PLAN]